Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

NXRTBH Foothill, LLC, FRBH Dana Point, LLC, FRBH Duck Creek, LLC, FRBH Abbington, LLC, NXRTBH Heatherstone, LLC, and FRBH Edgewater Owner, LLC,

COLLECTIVELY,
AS SELLER

AND

bridge acquisitions, asset management and dispositions, llc,

AS PURCHASER

DATED June 25, 2019

PROPERTY ADDRESSES:
(i) 4424 E. Baseline Rd., Phoenix, Arizona, (ii) 18800 Lina Street, Dallas, Texas, (iii) 18950 Marsh Lane, Dallas, Texas, (iv) 6202 Duck Creek Drive, Garland, Texas, (v) 7600 Roswell Road, Sandy Springs, Georgia, (vi) 149 Hickory Hollow Terrace, Nashville, Tennessee

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of the 25th day of June, 2019 (the “Effective Date”), by and between bridge acquisitions, asset management and dispositions, llc, a Utah limited liability company (“Purchaser”), and NXRTBH Foothill, LLC, a Delaware limited liability company, FRBH Dana Point, LLC, a Delaware limited liability company, FRBH Duck Creek, LLC, a Delaware limited liability company, FRBH Abbington, LLC, a Delaware limited liability company, NXRTBH Heatherstone, LLC, a Delaware limited liability company, and FRBH Edgewater Owner, LLC, a Delaware limited liability company (collectively, “Seller”).

WITNESSETH:

1.PURCHASE AND SALE.  Purchaser agrees to purchase and Seller agrees to sell for the Purchase Price (as set forth in Schedule 1), all of the following property (collectively, the “Properties”):

(a)That certain parcels of real property located in Phoenix, Arizona, and commonly known as “The Pointe at Foothills” having an address of 4424 E. Baseline Rd., Phoenix, Arizona, more particularly described on Exhibit A-1 attached hereto (collectively, the “Foothills Land”);

(b)That certain parcels of real property located in located in Dallas, Texas, and commonly known as “The Ashlar” having an address of 18800 Lina Street, Dallas, Texas, more particularly described on Exhibit A-2 attached hereto (collectively, the “Ashlar Land”);

(c)That certain parcels of real property located in Dallas, Texas, and commonly known as “Heatherstone” having an address of 18950 Marsh Lane, Dallas, Texas, more particularly described on Exhibit A-3 attached hereto (collectively, the “Heatherstone Land”);

(d)That certain parcels of real property located in Garland, Texas, and commonly known as “Belmont at Duck Creek” having an address of 6202 Duck Creek Drive, Garland, Texas, more particularly described on Exhibit A-4 attached hereto (collectively, the “Belmont Land”);

(e)That certain parcels of real property located in Sandy Springs, Georgia, and commonly known as “Edgewater at Sandy Springs” having an address of 7600 Roswell Road, Sandy Springs, Georgia, more particularly described on Exhibit A-5 attached hereto (collectively, the “Edgewater Land”);

(f)That certain parcels of real property located in Nashville, Tennessee, and commonly known as “Abbington” having an address of 149 Hickory Hollow Terrace, Nashville, Tennessee, more particularly described on Exhibit A-6 attached hereto (collectively, the “Abbington Land”, and together with the Foothills Land, the Ashlar Land, the Heatherstone Land, the Belmont Land, and the Edgewater Land, the “Land”);

(g)The personal property (the “Personal Property”) located on the Improvements (hereinafter defined) which is used for operation and maintenance of the apartment project and is owned by Seller, including those items set forth on Exhibit B, which shall be transferred to Purchaser at Closing (as hereinafter defined) by a Bill of Sale;

(h)All rights and appurtenances pertaining to the Land, including, without limitation, any and all rights of Seller in and to all roads, alleys, easements, streets and ways adjacent to the Land, rights of ingress and egress thereto, any strips and gores within or bounding the Land and in the profits or rights or other appurtenances connected with the beneficial use or enjoyment of the Land;

(i)Those certain apartment buildings containing approximately 528 apartment units, and all of Seller’s right, title and interest in the other improvements, structures, facilities, installations, fixtures and other improvements of every kind placed, constructed or installed on, under or within the Foothills Land (collectively, the “Foothills Improvements”);

(j)Those certain apartment buildings containing approximately 264 apartment units, and all of Seller’s right, title and interest in the other improvements, structures, facilities, installations, fixtures and other improvements of every kind placed, constructed or installed on, under or within the Ashlar Land (collectively, the “Ashlar Improvements”);

(k)Those certain apartment buildings containing approximately 152 apartment units, and all of Seller’s right, title and interest in the other improvements, structures, facilities, installations, fixtures and other improvements of every kind placed, constructed or installed on, under or within the Heatherstone Land (collectively, the “Heatherstone Improvements”);

(l)Those certain apartment buildings containing approximately 240 apartment units, and all of Seller’s right, title and interest in the other improvements, structures, facilities, installations, fixtures and other improvements of every kind placed, constructed or installed on, under or within the Belmont Land (collectively, the “Belmont Improvements”);

(m)Those certain apartment buildings containing approximately 760 apartment units, and all of Seller’s right, title and interest in the other improvements, structures, facilities, installations, fixtures and other improvements of every kind placed, constructed or installed on, under or within the Edgewater Land (collectively, the “Edgewater Improvements”);

(n)Those certain apartment buildings containing approximately 274 apartment units, and all of Seller’s right, title and interest in the other improvements, structures, facilities, installations, fixtures and other improvements of every kind placed, constructed or installed on, under or within the Abbington Land (collectively, the “Abbington Improvements”, and together with the Foothills Improvements, the Ashlar Improvements, the Heatherstone Improvements, the Belmont Improvements, and the Edgewater Improvements, the “Improvements”);

(o)All of Seller’s right, title and interest in all leases, licenses and concession agreements and other similar written agreements (and any amendments, renewals, extensions, modifications and guaranties thereof) (collectively, the “Leases”) covering space situated at or within the Land and Improvements under any existing Lease occupied by tenants (collectively, the “Tenants”),  all refundable security deposits deposited by Tenants with respect to the Leases which have not been previously applied pursuant to the applicable Leases, and all resident and tenant files, tenant lists and tenant marketing information associated with the Property;

(p)All of Seller’s rights in and to contractual rights and intangibles with respect to the operation, maintenance, and repair of the Land and the Improvements, including assignable service and maintenance agreements but excluding the property management agreement and any Master Agreements as hereafter defined (collectively, “Service Contracts”),  utility agreements, manufacturers’ warranties and guaranties relating to the Personal Property, assignable governmental permits, licenses, certificates and approvals in connection with the ownership of the Property (collectively, the “Licenses”), architectural and civil plans, specifications, surveys, and drawings relating to the Property (to the extent assignable), used in connection with the operation of the Land or any part thereof in Seller possession or control, but specifically excluding any warranties and/or guaranties from and/or claims against Seller, BH Management Services, LLC (the “Property Manager”, their respective affiliates and each of their respective successors and assigns). As used herein, the term “Master Agreements” means agreements pertaining to operations, services, maintenance, or repair of multiple properties of Seller or affiliates of Seller.  Any Master Agreements affecting the Properties will be terminated as to such Property at the Closing;

(q)Seller’s right, if any, to the use of the trade name “The Pointe at Foothills”, “The Ashlar”, “Heatherstone”, “Belmont at Duck Creek”, “Edgewater at Sandy Springs”, and “Abbington” (collectively, the “Trade Name”) in connection with the Properties;

(r)All other intangible personal property, if any, owned by Seller to the extent related exclusively to the Land, Improvements or the Personal Property, including, without limitation, goodwill, logos, designs, trade names, building names, trademarks, website domain names associated with Properties, and if assignable, the right to the use of all telephone numbers pertaining to fixed land lines at the Properties used by Seller; and

(s)All insurance proceeds and condemnation awards or claims thereto to be assigned to Purchaser pursuant to Section 6 of this Agreement.

Each parcel of Land described in this Section, and all of the Personal Property, Improvements, Leases, Licenses, Service Contracts, intangible property and other property pertaining to such parcels, are sometimes referred to as a “Housing Community,” and all such Housing Communities are sometimes collectively referred to as the “Housing Communities.”

References in the body of this Agreement to a defined term set forth on Schedule 1, Schedule 1(a), or Schedule 2 of this Agreement (the “Schedules”) (e.g., the defined terms in the left-hand column of the Schedules) shall be deemed and construed to incorporate all the terms provided under each such referenced portion of the Schedules.  References in the Schedules to a portion of the body of this Agreement (e.g., Section references in the right-hand column of the Schedules) shall be deemed and construed to incorporate all the terms provided under each such referenced portion of the body of the Agreement.  Notwithstanding anything set forth above, if there is any inconsistency between the Schedules and another portion of this Agreement, the terms of the Schedules shall control.

2.PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be paid by Purchaser as follows:

(a)Within three (3) business days of the full execution of this Agreement, the Earnest Money (as set forth in Schedule 2) shall be delivered to NexVantage Title Services, Attn: Jeff Justema, 2515 McKinney Ave, Suite 1100, Dallas, Texas 75201; Jeff.Justema@NexVantageTitle.com; (469) 362-8845 (Office) (the “Escrow Agent”) to be held in escrow by the Escrow Agent.  If Purchaser does not timely deliver the Earnest Money, or if the Escrow Agent is not immediately able to obtain good funds in respect of the Earnest Money, Seller may, at its option, terminate this Agreement.  The Earnest Money shall be allocated among each Housing Community based on a prorata share that the Allocated Purchase Price for such Housing Community bears to the Purchase Price for all Housing Communities.

(b)All Earnest Money shall be delivered to the Escrow Agent by federally wired “immediately available” funds.

(c)The Earnest Money shall be non-refundable unless this Agreement has been terminated by Purchaser pursuant to a provision in this Agreement which expressly entitles Purchaser to a return of the Earnest Money.

(d)On the Closing Date (as hereinafter defined), the balance of the Purchase Price (plus or minus any prorations, to the extent applicable) by federally wired “immediately available” funds delivered to the Escrow Agent’s account no later than 12:00 Noon Central Time on the Closing Date.  If the funds are not received by the Escrow Agent by 12:00 Noon Central Time but are received on the Closing Date, then on the Closing Date, Purchaser shall pay Seller an amount equal to any increased financing costs actually incurred by Seller, which may include additional per diem interest, increases in the amount of any prepayment penalties or payment of interest for the full month in which Closing occurs.

(e)Escrow Agent shall pay a portion of the Deposit in the amount of One Hundred and No/100 Dollars ($100.00) (the “Independent Consideration”) to Seller upon the earlier to occur of the Closing or the termination of this Agreement for any reason.  The Independent Consideration constitutes bargained-for consideration for this Agreement and Purchaser’s rights under Section 17 and is expressly acknowledged to be adequate.  The obligation of Purchaser to pay the Independent Consideration to Escrow Agent, and the obligation of Escrow Agent to pay the same to Seller, are unconditional and shall survive any termination of this Agreement.

(f)Seller and Purchaser agree to allocate the Purchase Price between the Property as set forth in Schedule 1(a).

3.TITLE COMMITMENT AND SURVEY.  Seller shall obtain and deliver to Purchaser a current commitment for a TLTA or ALTA Owners’ Title Insurance Policy, as applicable, for each Property (collectively, the “Title Commitments”) in the amount of the allocated Purchase Price of such Property issued by Escrow Agent, together with copies of all exception documents.  Purchaser shall within ten (10) days of Seller’s receipt of the Title Commitments (but in any event no later than five (5) days prior to the expiration of the Approval Period [hereinafter defined]) (the “Title Review Period”) to examine Seller’s title to the Properties and to notify Seller of any defects in or encumbrances upon Seller’s title to the Properties (the “Objections”); provided, however, in no event shall Purchaser have the right to object to the Permitted Exceptions (hereinafter defined). Seller shall have the right, but not the obligation, to remove, correct, and/or satisfy any Objections. If Purchaser fails to notify Seller of any Objections prior to 5:00 p.m. Central Time on the last day of the Title Review Period, then Purchaser shall be deemed to have waived any Objections and to have accepted Seller’s title to the Properties.  If Purchaser notifies Seller of any Objections prior to the expiration of the Title Review Period (“Purchaser’s Objections Notice”), Seller shall notify Purchaser within five (5) days after receipt of Purchaser’s Objections Notice (“Seller’s Response Period”) whether or not Seller will seek to remove, correct, and/or satisfy the Objections (“Seller’s Objections Response”).  If Seller fails to notify Purchaser of Seller’s Objections Response within Seller’s Response Period, then Seller shall be deemed to have elected not to seek to remove, correct, and/or satisfy any Objections.  If Seller’s Objections Response indicates that Seller will not seek to remove, correct, and/or satisfy all Objections set forth in Purchaser’s Objections Notice, or if Seller fails to notify Purchaser of Seller’s Objections within Seller’s Response Period, then Purchaser may either (i) waive the Objections set forth in Purchaser’s Objections Notice and proceed with Closing or (ii) terminate this Agreement by sending a Notice of Disapproval (as hereinafter defined) in accordance with Section 17(f) to Seller not later than five (5) days after the later of (A) Purchaser’s receipt of Seller’s Objections Response if Seller sent a Seller’s Objections Response or (B) Seller’s Response Period if Seller failed to notify Purchaser of Seller’s Objections Response within Seller’s Response Period, in which case the Earnest Money shall be disbursed and this Agreement shall terminate in accordance with Section 17(f).  If Purchaser fails to so terminate this Agreement, Purchaser shall be deemed to have waived all Objections and to have accepted Seller’s title to the Properties subject to the Permitted Exceptions (hereinafter defined), and any Objections for which Seller elects (or is deemed to have elected not to cure) shall be deemed to be Permitted Exceptions.  If there remains at Closing any Objections that Purchaser included in Purchaser’s Objections Notice and for which Seller affirmatively agreed to seek to remove, correct, and/or satisfy in Seller’s Objections Response, then Purchaser may elect to: (1) consummate the transaction contemplated hereby without regard to such Objections (in which event, the Purchase Price shall not be adjusted because of such Objections); or (2) terminate this Agreement at Closing by delivering a Notice of Disapproval, in which case the Earnest Money shall be disbursed and this Agreement shall terminate in accordance with Section 17(f).  As used herein, the term “Permitted Exceptions” means (i) real estate taxes and assessments not yet due and payable; (ii) the rights of tenants, as tenants only, without any right or option to acquire any portion of the Property, under the Leases described in the Rent Roll and any new Leases entered into between the Effective Date and the Closing in accordance with the terms of this Agreement and (if required) approved by Purchaser in accordance with the terms of this Agreement; (iii) documents or agreements contemplated by the terms of this Agreement; (iv) matters arising from acts of or at the direction of Purchaser, its consultants or any of their respective agents, representatives or employees; and (v) additional items, if any, approved by Purchaser pursuant to this Agreement.  The Title Commitments shall be conclusive evidence of good title as therein shown as to all matters insured by the policy, subject only to the exceptions therein stated, and Seller makes no representation or warranty that the Title Commitments are true and correct.

Notwithstanding the foregoing or any provision of this Agreement to the contrary, Seller shall be obligated to cause the discharge or release of (i) all deeds of trust or mortgages previously granted by Seller (or their affiliates) and encumbering such Housing Community; and (ii) all other voluntary liens or encumbrances resulting from any action of Seller or its affiliates after the Effective Date that are not otherwise permitted pursuant to the terms of this Agreement; provided, however, that Seller may elect to effectuate such discharge by directing Escrow Agent to apply a portion of the Purchase Price funds at the applicable Closing to repayment of the debt secured by such deeds of trust or mortgages or otherwise to discharge or release any such lien or encumbrance.

4.CONDITION OF TITLE/CONVEYANCE.  Subject to Seller’s receipt of the Purchase Price (plus or minus prorations) and Purchaser’s compliance with the terms of this Agreement, Seller agrees to convey fee simple title to each Property by Special Warranty Deed (“Deed”) in recordable form subject only to the Permitted Exceptions (including, without limitation, Additional Disapproved Exceptions (as herein defined) accepted or deemed accepted by Purchaser).  If Seller is unable to convey title to any Property subject only to the Permitted Exceptions because of the existence of an additional title exception that (a) would have a material adverse effect on such Property or would render title to such Property unmarketable, (b) was not previously included in the Title Commitment, (c) was not known by Purchaser, and (d) did not arise from acts of or at the direction of Purchaser, its consultants or any of their respective agents, representatives or employees (“Additional Disapproved Exception”), then Purchaser shall notify Seller within three (3) business days after Purchaser has knowledge of, or receives notice of, such Additional Disapproved Exception and Seller shall have three (3) business days (or until the Pre-Closing Date (as hereinafter defined,  if earlier) to have the Additional Disapproved Exception removed from the Title Commitment or “insured” or bonded” over.  If Seller is unable (or unwilling) to effect such a cure, then Purchaser may elect either to take title to such Property subject to the Additional Disapproved Exception or to terminate this Agreement by delivering a Notice of Disapproval within three (3) business days after Seller notifies Purchaser that the Additional Disapproved Exception has not been so cured, in which case the Earnest Money shall be disbursed and this Agreement shall terminate in accordance with Section 17(f).  If Purchaser elects to take title to such Property subject to the Additional Disapproved Exception or fails to timely terminate this Agreement, such Additional Disapproved Exception shall thereafter be deemed a Permitted Exception.

5.PAYMENT OF CLOSING COSTS. At Closing, Seller shall pay Seller’s Closing Costs (as set forth in Schedule 2) and Purchaser shall pay Purchaser’s Closing Costs (as set forth in Schedule 2).  All other closing costs not addressed in this Section or elsewhere in this Agreement shall be allocated in accordance with the customary practice in the county in which such Property is located or shall be borne by the party who incurred such costs.

6.DAMAGE, CASUALTY AND CONDEMNATION.

(a)In the event of “damage” to the Properties or any portion thereof, then Seller shall promptly notify Purchaser thereof.  If any Housing Community suffers damage as a result of any insured casualty prior to the Closing Date and can be repaired or restored for an amount equal to the Materiality Threshold (as set forth in Schedule 2) or less, then Seller shall assign to Purchaser all insurance proceeds payable (and all claims relating thereto) as a result of such damage and give Purchaser a credit at Closing equal to (x) any insurance proceeds received to date by Seller or their affiliates (less any repair costs incurred by Sellers which were approved by Purchaser) and (y) any insurance deductible due under Sellers’ insurance policy(ies).  If any insurance proceeds to be assigned hereunder are not assignable, Sellers shall cooperate with Purchaser to continue such proceedings and make such claims so Purchaser may obtain the benefit of and receive such

(b)If the cost of repair or restoration exceeds the Materiality Threshold, then Purchaser may elect to proceed with the Closing (subject to the other provisions of this Agreement) or may terminate this Agreement solely with respect to the Housing Community(ies) so damaged (each, a “Damaged Housing Community,” and collectively, the “Damaged Housing Communities”) by delivering written notice thereof to Seller within five (5) Business Days after Purchaser’s receipt of Sellers’ notice respecting the damage and an estimate of the time and cost to repair such damage.  If, within five (5) Business Days of receipt of Seller’s notice respecting such damage, Purchaser delivers written notice of such termination of this Agreement with respect to such Damaged Housing Community(ies), to Seller, this Agreement with respect to such Damaged Housing Community(ies) shall terminate, the Allocated Earnest Money allocable to such Damaged Housing Community(ies) shall be returned to Purchaser and, except for obligations of the parties which survive termination of this Agreement, the parties shall have no further obligations hereunder with respect to such Damaged Housing Community(ies). If Purchaser does not timely elect to so terminate this Agreement with respect to such Damaged Housing Community(ies), Purchaser shall have no further right to terminate this Agreement as a result of the damage and in such event, Seller shall assign to Purchaser at the Closing all insurance proceeds payable (and all claims relating thereto) as a result of such damage and give Purchaser a credit at Closing equal to (x) any insurance proceeds received to date by Seller or their affiliates (less any repair costs incurred by Sellers which were approved by Purchaser) and (y) any insurance deductible due under Sellers’ insurance policy(ies).

(c)If condemnation proceedings (“Proceedings”) are instituted against any Housing Community and the parties reasonably believe that such Proceedings will result in a taking which materially and adversely affects vehicular access with respect to the Housing Community, or such Proceedings will result in an award equal to the Materiality Threshold or less, then Purchaser shall remain obligated to purchase the Properties at the Closing for the Purchase Price without any offset, credit or deduction, provided that Seller shall assign Seller’s interest in the Proceedings to Purchaser. If Proceedings are instituted against any Housing Community and the parties reasonably believe that such Proceedings will result in an award in excess of the Materiality Threshold, then Purchaser can elect to either take the Properties subject to the Proceedings along with an assignment of Seller’s interest in the Proceedings or terminate this Agreement with respect to such Housing Community by delivering written notice to the Seller within five (5) days after Seller notifies Purchaser of the Proceedings.  If the Agreement is terminated with respect to a Housing Community(ies) pursuant to the express termination provisions contained in Section 6(a) or 6(c), then the Earnest Money (less the Independent Consideration) allocable to such Housing Community(ies) shall be returned to Purchaser and, except for obligations of the parties which survive termination of this Agreement, the parties shall have no further obligations hereunder with respect to such Housing Community(ies).

7.AS-IS CONDITION.

(a)Except as specifically set forth in Section 18 of this Agreement and in the Closing Documents (the “Seller’s Express Obligations”), Purchaser is not relying on Seller having made any inquiry as to the condition of the Properties or the Leases.  Purchaser acknowledges and agrees that it will be purchasing the Properties based solely upon its inspection and investigations of the Properties and that Purchaser will be purchasing the Properties “AS IS” and “WITH ALL FAULTS” based upon the condition of the Properties as of the date of this Agreement, subject to reasonable wear and tear and, subject to the provisions of Section 6, loss by fire or other casualty or condemnation from the date of this Agreement until the Closing Date.  Without limiting the foregoing, Purchaser acknowledges that, except for Seller’s Express Obligations, neither Seller nor its consultants, brokers or agents have made any other representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Properties, including, but not limited to, any implied warranty as to the quality of the construction of the Properties or its fitness for use as an apartment project, the condition of the Land or any of the Improvements, whether or not the Properties are subject to airport corridor noise, the existence or nonexistence of asbestos, lead in water, lead in paint, radon, underground or above ground storage tanks, petroleum, toxic waste or any Hazardous Materials or Hazardous Substances (as such terms are defined below), the Tenants of the Properties or the Leases affecting the Properties, economic projections or market studies concerning the Properties, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Properties, water or water rights, topography, drainage, soil, subsoil of the Properties, the utilities serving the Properties or any zoning, environmental or building laws, rules or regulations affecting the Properties.  Seller makes no representation that the Properties comply with Title III of the Americans With Disabilities Act, the Fair Housing Act of 1968 as amended, or any fire codes, building codes or health codes.  Except for claims in connection with a breach of Seller’s Express Obligations, Purchaser hereby releases Seller and Property Manager, together with all of their respective members, managers, partners, officers, directors, employees, representatives, agents, shareholders, trustees and/or beneficiaries and all their respective current and former affiliates, heirs, successors, assigns, predecessors, attorneys, agents and related entities (collectively referred to herein as the “Seller Related Parties”) from any and all liability in connection with any claims (including but not limited to all health and medical claims) which Purchaser may have against any of the Seller Related Parties, and Purchaser hereby agrees not to assert any claims, for damage, loss, compensation, contribution, cost recovery or otherwise, against any of the Seller Related Parties, whether in tort, contract, or otherwise, relating directly or indirectly to the condition of the Properties, including without limitation (i) claims relating to the existence of asbestos; (ii) claims attributable to indoor air quality issues, releases from building material and furnishings, releases from cleaning, repairing, or decorating activities, and the operation of heating and cooling systems and humidifiers; or (iii) claims relating to Hazardous Materials or Hazardous Substances on, or environmental conditions of, the Properties, or arising under the Environmental Laws (as such term is hereinafter defined), or relating in any way to the quality of the indoor or outdoor environment at the Properties including methane gas or any of its derivatives; or (iv) claims relating to mold, fungus, bacteria and/or other biological growth or biological growth factors, or any other type of indoor contaminants that may exist on the Properties; or (v) claims relating to latent or patent construction defects or any implied warranty as to fitness for use as an apartment project; or (vi) claims relating to the failure of any of the Seller Related Parties to disclose any information relating to the Properties, except as may otherwise be expressly set forth in Section 17(f).  As used in this Section the term “affiliates” means, with respect to the Seller Related Parties, or any manager, member or partner of the Seller Related Parties, any other entity or person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Seller Related Parties or any manager, member or partner of the Seller

Related Parties.  As used in the previous sentence, “control” means the possession, directly or indirectly, of the power to cause the direction of the management of any Seller Related Party or any manager, member or partner of any Seller Related Party, whether through voting securities, by contract, family relationship or otherwise.  This release shall forever survive the Closing and the delivery and recording of the Deeds.  As used herein, the term “Hazardous Materials” or “Hazardous Substances” means (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1802; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 9601, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively the “Environmental Laws”); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB’s), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzene derivative (BTEX), (M) petroleum byproducts and (N) methane gas or any of its derivatives.

Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this subsection, and discussed its import with legal counsel, is fully aware of its consequences, and that the provisions of this subsection are a material part of this Agreement.

Purchaser’s Initials _CA_________

(b)None of the Seller Related Parties makes any representation or warranty that any financial material that Seller may provide to Purchaser is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Properties, it being acknowledged by Purchaser that Seller’s operation of the Properties and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain.  Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Properties and releases the Seller Related Parties from any liability with respect to such historical information.

Purchaser’s Initials __CA________

8.CLOSING.

(a)The closing (“Closing”) of this transaction shall be on the Closing Date (as set forth in Schedule 2), at which time Purchaser shall cause the Purchase Price (plus or minus prorations) to be delivered to Seller and Seller shall deliver possession of the Properties to Purchaser.  There will be a “pre-closing” on the first business day immediately preceding the Closing Date (“Pre-Closing Date”) through the office of the Escrow Agent.

(b)Subject to Purchaser’s right to terminate this Agreement with respect to a specific Housing Community in Sections 6 and 8 of this Agreement, Purchaser and Seller acknowledge and agree that (a) it is the intent of the parties hereunder that Seller’s and Purchaser’s obligation to proceed with the Closing (as hereinafter defined) is contingent upon the Closing of all the Properties occurring concurrently; (b) each party assures the other that it shall cause the Closing of all the Properties to occur concurrently; and (c) neither party would have entered into this Agreement but for such assurance by the other party.

(c)The obligation of Purchaser to proceed with each Closing shall be subject to the fulfillment on or before the date of such Closing (or such earlier time as otherwise required hereby) of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(i)Seller shall have delivered all of the items required to be delivered by Seller pursuant to Section 9(c) of this Agreement;

(ii)All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date, except for (i) any changes in such representations and warranties set forth in Section 18(b)(i), Section 18(b)(iv), Section 18(b)(v), or Section 18(b)(viii), (ii) any changes in such representations and warranties set forth in Section 18(b)(ix) unless the cure for such change exceeds the Materiality Threshold for any specific Housing Community or such change results in a Material Title Defect, and (iii) any changes in such representations and warranties set forth in Section 18(b)(x) unless the cure for such change exceeds the Materiality Threshold for any specific Housing Community or such change results in a Material Environmental Issue, resulting from matters which are not prohibited by the terms of this Agreement, and unless any breach of such representations and warranties has been waived or is deemed to have been waived pursuant to Section 10 of this Agreement;

(iii)Seller shall have performed and observed in all material respects all covenants and obligations of this Agreement to be performed and observed by Seller on or prior to the date of such Closing unless any breach of such covenants and obligations has been waived or is deemed to have been waived pursuant to Section 10 of this Agreement;

(iv)Escrow Agent has committed in writing, subject only to (i) the receipt of the title premiums and costs with respect to the title policies, and (ii) Purchaser’s satisfaction of any customary requirements of the Title Company that are imposed upon and complied with by similar purchasers in like transactions in the respective jurisdictions where the applicable Housing Communities are located, to issue to Purchaser an TLTA or ALTA Owner’s Title Insurance Policy, as applicable, with respect to each Housing Community involved in the applicable Closing, in an amount equal to the portion of the Purchase Price allocable to such Housing Community (as specified herein), in each case subject only to Permitted Exceptions (each, a “Title Policy,” and collectively, the “Title Policies”); and

(v)No action, suit or other proceeding shall be pending which shall have been brought by a person or entity seeking to restrain or prohibit the transactions contemplated under this Agreement.

In the event any of the foregoing conditions has not been satisfied by the Closing Date, then Purchaser shall provide Seller with a written notice describing such unsatisfied conditions.  If such conditions are not satisfied within ten (10) days following Seller’s receipt of such notice and Purchaser is not in breach or default hereunder, then Purchaser shall have the right either to (i) terminate this Agreement with respect solely to the Housing Community(ies) involved in such Closing for which conditions of this Section 8 have not been satisfied by written notice to Seller within one (1) business day after the expiration of such ten (10) day cure period, or (ii) elect to proceed with the Closing (including, without limitation, with regard to such Housing Communities) despite the non-satisfaction of such conditions.  In the event Purchaser so terminates this Agreement, the parties shall have no further rights, duties or obligations hereunder with respect to such Housing Community(ies) as were the subject of such termination, other than those which are expressly provided herein to survive the termination of this Agreement. In the event Purchaser so terminates this Agreement, Escrow Agent shall promptly refund the Earnest Money allocable to the Housing Community(ies) for which such termination has occurred then held by Escrow Agent to Purchaser.  For the avoidance of doubt, in the event Purchaser elects to terminate this Agreement with respect to any Housing Community(ies) pursuant to subclause (i) above, this Agreement shall remain in full force and effect with respect to each other Housing Community (including those Housing Communities with respect to the applicable Closing for which the foregoing conditions have been satisfied).

(d)The obligation of Seller to proceed with each Closing shall be subject to the fulfillment on or before the date of such Closing (or such earlier time as otherwise required hereby) of all of the following conditions:

(i)Purchaser shall have deposited with Escrow Agent the Purchase Price, together with any other amounts to be paid by Purchaser in connection with such Closing pursuant to this Agreement.

(ii)Purchaser shall have delivered all of the items required to be delivered by Purchaser pursuant to the terms of this Agreement.

(iii)All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of (i) the Effective Date and (ii) the date of such Closing.

(iv)Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of such Closing.

(v)No action, suit or other proceeding shall be pending which shall have been brought by a person or entity to restrain, prohibit or change in any material respect the transactions contemplated under this Agreement.

In the event any of the foregoing conditions has not been satisfied by the applicable Closing Date, then Seller shall provide Purchaser with a written notice describing such unsatisfied conditions.  In the event Purchaser breaches or fails, without legal excuse, to satisfy the foregoing condition and complete the purchase of the Property or to perform its obligations under this Agreement in any respect, and such failure continues for ten (10) days after written notice from Seller to Purchaser regarding the same (provided that such ten (10) day period shall not be applicable in connection with a failure by Purchaser to perform its obligations on the Closing Date set forth in Sections 9(a) and 9(c)), and Seller is not in breach of default hereunder, then Seller shall have the right either to (i) terminate this Agreement in its entirety by delivering written notice to Seller within one (1) business day after the expiration of such ten (10) day cure period or the Closing Date, if such cure period is not applicable, (ii) terminate this Agreement with respect solely to the Housing Community(ies) involved in such Closing for which conditions of this Section 8 have not been satisfied by delivering written notice to Seller within one (1) business day after the expiration of such ten (10) day cure period or the Closing Date, if such cure period is not applicable, or (iii) elect to proceed with the Closing (including, without limitation, with regard to such Housing Communities) despite the non-satisfaction of such conditions.  In the event Seller terminates this Agreement in its entirety, (a) the parties shall have no further rights, duties or obligations hereunder with respect to such Housing Community(ies) as were the subject of such termination, other than those which are expressly provided herein to survive the termination of this Agreement, and (b) Escrow Agent shall deliver the Earnest Money to Seller.  In the event Seller terminates this Agreement with respect to a specific Housing Community(ies) (y) the parties shall have no further rights, duties or obligations hereunder with respect to such Housing Community(ies) as were the subject of such termination, other than those which are expressly provided herein to survive the termination of this Agreement, and (z) Escrow Agent shall deliver the portion of the Earnest Money allocable to the Housing Community(ies) for which such termination has occurred then held by Escrow Agent to Seller.  For the avoidance of doubt, in the event Seller elects to terminate this Agreement with respect to any Housing Community(ies) pursuant to subclause (ii) above, this Agreement shall remain in full force and effect with respect to each other Housing Community (including those Housing Communities with respect to the applicable Closing for which the foregoing conditions have been satisfied).

(e)Purchaser and certain seller entities have entered into a contract of even date herewith substantially similar to this Agreement (the “Other Agreement”) for the purchase and sale of additional property as set forth therein (the “Other Property”).  Purchaser acknowledges and agrees that a significant part of the consideration of this Agreement is Purchaser’s agreement with Seller to close the purchase of both the Property under this Agreement and the Other Property under the Other Contract simultaneously (i.e., on the same date and at the same time), Purchaser hereby covenants to Seller that it shall be obligated to close the purchase under both this Agreement and the Other Agreement simultaneously. Accordingly, it shall be an additional condition precedent of Seller’s obligations at the Closing under this Agreement that Purchaser close on the purchase of the Other Property in accordance with the Other Agreement, and failing which, Purchaser shall be considered in default under this Agreement,  in which case Seller shall have the rights set forth in Section 11.  If Purchaser is in default under any provision of the Other Agreement, then Purchaser shall be deemed in default of the corresponding provision of this Agreement.  Any termination of this Agreement for any reason by any party shall constitute a termination of the Other Agreement by such party’s corresponding party to the Other Agreement, and any termination by any party of the Other Agreement shall constitute a termination of this Agreement by such Party’s corresponding party to this Agreement.  This Section 8(e) shall survive the termination of this Agreement.

9.CLOSING DOCUMENTS.

(a)On or before the Closing Date, Purchaser shall deliver to Escrow Agent the balance of the Purchase Price plus or minus prorations, in accordance with the closing statement.

(b)Once the Closing has occurred and Seller has received the Purchase Price (plus or minus any prorations), Seller shall deliver to Purchaser possession of the Properties, all keys used in connection with the Properties, and copies of the Lease files (all of which will be made available at the Properties).

(c)On or before the Pre-Closing Date, Seller and Purchaser shall deliver to Escrow Agent or the other party, as applicable, executed originals of the following:

(i)the Deed (in the form of Exhibit C attached hereto) executed and acknowledged by Seller, subject to the Permitted Exceptions (including any Additional Disapproved Exceptions (as herein defined) accepted or deemed accepted by Purchaser);

(ii)the Bill of Sale (in the form of Exhibit D attached hereto) which shall be executed by Seller and Purchaser;

(iii)closing statement prepared by Escrow Agent which shall be executed by Seller and Purchaser upon receipt thereof;

(iv) assignment and assumption of all Service Contracts to be assumed by Purchaser hereunder (in the form of Exhibit E attached hereto) which shall be executed by Seller and Purchaser;

(v)assignment and assumption of all Leases and security deposits (in the form of Exhibit F attached hereto) which shall be executed by Seller and Purchaser;

(vi)rent roll in the form set forth on Exhibit K attached hereto;

(vii)notices to the tenants of the transfer of title and the assumption by Purchaser of the landlord’s obligations under the Leases and the obligation to refund the security deposits (in the form of Exhibit G attached hereto), which shall be executed by Seller and Purchaser;

(viii)non-foreign affidavit (in the form of Exhibit H attached hereto), executed by Seller;

(ix)assignment of intangible property (in the form of Exhibit I attached hereto), which shall be executed by Seller and Purchaser;

(x)assignment of all transferable guaranties and transferable warranties relating to the Personal Property and an assignment of all assignable governmental permits, licenses and approvals covering the buildings and the Personal Property situated on the Properties (in the form of Exhibit J attached hereto), which shall be executed by Seller and Purchaser; and

(xi)such other documents executed by Seller and/or Purchaser as may be reasonably required by the Escrow Agent in order to consummate the transaction as set forth in this Agreement, including any state law specific closing documents.

10.SELLER’S RIGHT TO CURE. If on or prior to Closing, Purchaser discovers, believes or obtains actual or constructive knowledge that any representation or warranty of Seller is untrue or misleading in any material respect or that Seller is in default under this Agreement or that Seller has failed to perform a required covenant (collectively, a “Breach”), then Purchaser shall give Seller notice of such Breach (“Purchaser’s Breach Notice”).  Upon receipt of Purchaser’s Breach Notice, Seller shall have the right to cure such Breach within ten (10) days after receipt of such notice.  If Purchaser fails to deliver Purchaser’s Breach Notice to Seller within five (5) business days after learning of such Breach, then Purchaser shall have waived its rights to assert any claims for a Breach, and Seller’s representations and warranties shall be deemed to be modified to include any such discovery, belief or knowledge by Purchaser.  If Seller is unable to cure the Breach, then Seller shall so notify Purchaser (“Seller’s Breach Notice”).  In such event, Purchaser can either waive the Breach or, upon notice to Seller within five (5) days after receipt of Seller’s Breach Notice, terminate this Agreement.  In such event, the Earnest Money (less the Independent Consideration) plus all interest accrued thereon shall be returned to Purchaser, and except for those provisions that expressly survive the termination of this Agreement, neither party shall have any further obligation or liability hereunder.  Purchaser hereby waives any right Purchaser may have to commence any action(s) to enforce any alleged breach and/or violation of any representations of Seller as set forth in this Agreement or to seek damages in connection therewith in the event that Purchaser obtains actual knowledge of any such alleged breach and/or violation prior to Closing and consummates the Closing.

11.DEFAULT BY PURCHASER.  ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT.   IN THE EVENT OF ANY DEFAULT OF PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER’S SOLE RIGHT TO DAMAGES OR ANY OTHER REMEDY AND PURCHASER SHALL HAVE NO FURTHER RIGHTS TO PURCHASE THE PROPERTIES, PROVIDED THAT THE FOREGOING SHALL NOT LIMIT SELLER’S RIGHT TO RECOVER FROM PURCHASER ANY AMOUNTS AS TO WHICH PURCHASER HAS INDEMNIFIED SELLER AS PROVIDED ELSEWHERE IN THIS AGREEMENT OR SELLER’S RIGHT TO

RECOVER ATTORNEYS’ FEES (AS PROVIDED IN SECTION 33).  THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE.  THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES.

Seller’s Initials _MRM_________	Purchaser’s Initials _CA_________
12.

SELLER’S DEFAULT.  IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER’S UNCURED FAILURE TO PERFORM ANY COVENANT REQUIRED HEREIN OR BECAUSE OF ANY INTENTIONAL BREACH OF A WARRANTY OR MISREPRESENTATION, PURCHASER’S SOLE REMEDY SHALL BE THE RIGHT TO A RETURN OF ALL EARNEST MONEY (LESS THE INDEPENDENT CONSIDERATION) TOGETHER WITH ANY INTEREST ACCRUED THEREON, THIS AGREEMENT SHALL TERMINATE, AND TO THE EXTENT SUCH BREACH IS DUE TO OF ANY INTENTIONAL BREACH OF A WARRANTY OR INTENTIONAL MISREPRESENTATION OF SELLER, SELLER SHALL REIMBURSE Purchaser for the actual and documented out of pocket expenses incurred by Purchaser in connection with this Agreement with respect to any applicable terminated Housing Community and the transactions contemplated hereby with respect thereto in an aggregate amount not to exceed THE COST CAP (AS SET FORTH IN SCHEDULE 2), AND EXCEPT FOR THOSE PROVISIONS THAT EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO EACH OTHER AT LAW OR IN EQUITY.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER’S DEFAULT IS ITS REFUSAL TO DELIVER THE DEED AND THE OTHER DOCUMENTS REQUIRED TO BE DELIVERED AT CLOSING, THEN PURCHASER WILL BE ENTITLED, AS ITS SOLE REMEDY, TO SUE FOR SPECIFIC PERFORMANCE, PROVIDED THAT PURCHASER ASSERTS SUCH CLAIM FOR SPECIFIC PERFORMANCE WITHIN THIRTY (30) DAYS FROM THE SCHEDULED CLOSING DATE SET FORTH IN SECTION 8; PROVIDED, HOWEVER, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL PURCHASER BE PERMITTED OR ENTITLED TO FILE A CLAIM OF LIS PENDENS AGAINST ANY PROPERTY.  IF PURCHASER IS UNABLE TO ENFORCE THIS AGREEMENT BY SUIT FOR SPECIFIC PERFORMANCE DUE TO SELLER SELLING THE PROPERTY TO A THIRD PARTY and IF Purchaser entered into and paid for a rate lock agreement for its acquisition loan, then Purchaser may recover Purchaser’s actual out-of-pocket fee paid to its lender not to exceed two percent of the loan amount.

Seller’s Initials _MRM_________	Purchaser’s Initials __CA________

13.PRORATIONS AND DELINQUENT RENTS.

(a)Rents (exclusive of Delinquent Rent, as hereinafter defined, but including prepaid rents); refundable security deposits and interest thereon if required by law (which will be assigned to and assumed by Purchaser and credited to Purchaser at Closing); water and other utility charges; fuels; prepaid operating expenses; real and personal property taxes; and other similar items shall be adjusted ratably as of 11:59 P.M. on the Pre-Closing Date (the “Proration Date”), and credited or debited to the balance of the cash due at Closing.  All supplemental taxes and assessments attributable to the period prior to the Closing Date for the calendar year in which the Closing occurs shall be prorated to the Closing Date; provided, however, in no event shall Seller be charged with or (and Purchaser shall) be responsible for any increase in the taxes on the Properties resulting from the sale of the Properties or from any improvements made at any time from and after the Closing Date or any improvements constructed in respect of Seller’s rights under Section 6(a).  Except as provided in Section 13(a), if the amount of any of the items to be prorated is not then ascertainable, the adjustment thereof shall be on the basis of the most recent ascertainable data and will be reconciled by Seller and Purchaser when such data is available, but in no event later than one hundred twenty (120) days after the Closing Date, except for taxes and assessments which shall be reconciled as soon as reasonably practical after applicable information is obtained.  Notwithstanding any provision herein to the contrary, if any amounts are not prorated as of the Closing and such amounts relate to periods prior to the Closing Date, Seller and Purchaser shall prorate such amounts within one hundred twenty (120) days after the Closing Date.  If special assessments have been levied against the Properties for completed improvements, then the amount of any installments which are due prior to the Closing Date shall be paid by the Seller; and the amount of installments which are due after the Closing Date shall be paid by Purchaser.  All assessments for incomplete improvements shall be paid by Purchaser.  Purchaser acknowledges that Seller is currently contesting the assessed valuation of the Property for the 2019 tax year (the “Tax Protest”).  Seller shall retain the right to control the Tax Protest and the right to receive any refunds resulting therefrom following the Closing, but shall keep Purchaser reasonably informed regarding the status of the Tax Protest.

(b)If, as of the Closing Date, any rentals, receipts, water, sewer or utility charges, or other revenues from the Properties are in arrears (“Delinquent Rent”) for the calendar month in which the Closing occurs, then Seller’s portion of the first rent collected by Purchaser during that calendar month will be delivered to Seller for the Delinquent Rent.  If Delinquent Rent is in arrears for a period prior to the calendar month in which the Closing occurs, then rents collected by Purchaser shall first be applied to current rent and then to Delinquent Rent.  Purchaser shall use reasonable efforts after Closing to collect all Delinquent Rent, and Seller shall have the right to take any action to collect any such Delinquent Rent from any tenant that has vacated the leased premises and is no longer a tenant of the Property, provided that Seller shall have no right to exercise any other landlord remedy against such tenant other than to sue for collection.  Purchaser shall deliver Seller’s pro rata share within ten (10) days of Purchaser’s receipt of that Delinquent Rent.  In addition to any other prorations described in this Agreement, any ratio utility billing systems (“RUBS”) applicable to the Properties, for the following categories of utilities and other reimbursements: (i) electricity, (ii) gas, (iii) water / sewer, (iv) trash, (v) pest control and (vi) other, attributable to the uncollected or trailing collections two calendar months prior to Closing will be reflected as a credit to Seller at Closing and will be calculated for closing purposes on the uncollected or trailing collections monthly periods based on the monthly average actual trailing

RUBS for three months prior to Closing according to the income statements prepared by Seller and provided to Purchaser., and such amount shall be final between Seller and Purchaser and not subject to adjustment after the Closing Date.  Seller and Purchaser each agree to provide such information as the other may reasonably request regarding RUBS and the billing, collection, and payment thereof.  This Section 13(a) of this Agreement shall survive the Closing and the delivery and recording of the Deed.

14.RECORDING.  This Agreement shall not be recorded in the real property records and the act of recording by either party hereto shall be an act of default hereunder and shall be subject to the provisions of Section 11 or Section 12, as applicable.

15.ASSIGNMENT.  Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller.  Any assignment or transfer of, or attempt to assign or transfer Purchaser’s interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Section 11.  Seller hereby consents to an assignment to an entity (or entities), the ownership and control of which is held by the same persons owning and controlling Purchaser.  However, Purchaser shall remain liable for all of Purchaser’s obligations and undertakings set forth in this Agreement and the exhibits attached hereto.  Purchaser shall notify Seller of any assignment no later than ten (10) days prior to the Closing Date.

16.BROKER. The parties hereto acknowledge that CBRE, Inc. (“Broker”) is the only real estate broker involved in this transaction.  The foregoing does not apply to any fee which may be paid by Seller to any affiliate of Seller or an exclusive broker engaged by an affiliate of Seller as a result of this transaction.  Seller agrees to pay Broker a commission or fee (“Fee”) pursuant to an agreement between Seller and Broker.  Purchaser agrees to indemnify, defend and hold harmless the Seller Related Parties from all claims, including attorneys’ fees and costs incurred by a Seller Related Party as a result of anyone’s claiming by or through Purchaser any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated.  Purchaser does now and shall at all times consent to a Seller Related Party’s selection of defense counsel.  Seller agrees to indemnify, defend and hold harmless Purchaser and all shareholders, employees, officers and directors of Purchaser or Purchaser’s parent or affiliate (each of the above is individually referred to as a “Purchaser Related Party”) from all claims, including attorneys’ fees and costs incurred by a Purchaser Related Party as a result of anyone’s claiming by or through Seller any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated.  Seller does now and shall at all times consent to a Purchaser Related Party’s selection of defense counsel.  Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Section shall forever survive the Closing and delivery and recording of the Deed or earlier termination of this Agreement.

17.DOCUMENTS, INSPECTION OF PROPERTY AND APPROVAL PERIOD.

(a)Seller has heretofore delivered or shall deliver or make available to Purchaser within five (5) business days after the full execution of this Agreement, originals or copies of the following documents to the extent that they are in Seller’s possession, provided, however, that nothing in this Section shall constitute a representation or warranty as to the delivery, accuracy or completeness of any documents described herein or otherwise in Seller’s possession  (collectively the “Documents”):

(i)Copies of all certificates of occupancy.

(ii)Copies of any existing surveys of the Properties.

(iii)Copies of the most recent real estate and personal property tax bills.

(iv)Copies of all Service Contracts pertaining to the Properties and a schedule listing all such Service Contracts.

(v)Copies of any Leases and licenses which are located at the Properties for Purchaser’s review.

(vi)Unaudited income and expense statements of operations (hereinafter referred to as the “Financial Statements”) for the Properties for the prior calendar year and the latest available current calendar year.

(vii)A current inventory of all material personal property included in the sale.

(viii)Copies of any Phase I Environmental reports.

(ix)Where available, accounting information showing details of all revenues and expenses for the operation during 2016, 2017, 2018 and year to date 2019. The most recent 12 months are to be provided on a month to month basis supported by monthly bank statements.

(x)Live pleadings in any pending litigation affecting the Property.

(xi)A copy of the standard lease document (including all addendums and exhibits).

(xii)A copy of the 2016, 2017, 2018 and 2019 (when available) real estate tax valuations and tax bills from the appropriate county and/or other jurisdiction. If applicable, provide a personal property tax itemized report, valuations and bills.

(xiii)To the extent available, a copy of all utility billings which are/were the obligation of Seller for the past twelve months to include but not limited to electric, gas, water, sewer (cable & internet if provided by Seller). Most recent three months of detailed RUBS billing and collection history with coinciding utility bills.

(xiv)Copies of all Service Agreements.

(xv)Copies of all assignable construction warranties and guaranties.

(xvi)All licenses, permits, and certificates of occupancy affecting the Properties.

(xvii)A current aged delinquency and prepaid report (if available).

(xviii)A month-by-month occupancy report for the property covering the past 12 months.

All of the Documents and the condition of the Properties shall be subject to approval by Purchaser by the close of business (5:00 P.M. Mountain Time) on the Approval Period (as set forth in Schedule 2).  Purchaser shall deliver written notice (the “Diligence Notice”) to Seller stating either (i) that Purchaser elects to terminate this Agreement, or (ii) that Purchaser elects not to terminate this Agreement.  From the Effective Date through the Closing Date, upon reasonable notice to the Seller, Purchaser shall have the right to inspect and approve the condition of the Properties during normal business hours.  Purchaser, its engineers, architects, employees, contractors and agents shall maintain public liability insurance policies (in an amount of combined single limit coverage of not less than Two Million Dollars ($2,000,000)) insuring against claims arising as a result of the inspections of the Properties being conducted by Purchaser naming Seller and Property Manager, as additional insureds.  Prior to commencing any tests, studies and investigations, Purchaser shall deliver to Seller a certificate of insurance evidencing the existence of the aforesaid policies, however, Purchaser’s failure to deliver said certificate of insurance to Seller shall not in any way waive Purchaser’s obligation to maintain or caused to be maintained said public liability policies in accordance with the terms of the previous sentence.  Purchaser shall indemnify, defend, protect and hold the Seller Related Parties harmless from any and all loss, costs, including attorneys’ fees, liability or damages which any of the Seller Related Parties may incur or suffer as a result of Purchaser conducting its inspection and investigation of the Properties including the entry of Purchaser, its employees or agents and its lender onto the Properties, including without limitation, liability for mechanics’ lien claims; provided, however, the foregoing indemnity shall not apply to (i) Purchaser’s mere discovery of pre-existing conditions at the Property; or any (ii) loss, costs, including attorneys’ fees, liability or damages attributable to Seller’s gross negligence or willful misconduct.  Purchaser’s rights under this Section shall not include the right to conduct any Phase II-type environmental audit or invasive or destructive testing of the Properties (including, without limitation, any soil sampling, excavation or other physical testing) without Seller’s prior written approval (which approval shall not be unreasonably withheld or delayed) of the specific types and extent of such audit or testing and the entity which is to perform such audit or test; provided, however, in no event shall Purchaser have the right to perform (and Purchaser shall not perform) any test, investigation, drilling or other action involving or which may disturb or contaminate any ground water under or adjacent to the Properties.  If Seller’s on-site management personnel refuse to allow Purchaser to perform testing of the Improvements (invasive or otherwise), then Purchaser shall immediately deliver written notice to Seller of such refusal.  Purchaser shall have the right, prior to the expiration of the Approval Period, to inspect the apartment units (collectively, the “Units”); provided, however, in no event shall Purchaser, without being accompanied by a representative of Seller, (i) contact any Tenant of the Properties or (ii) enter any Unit whether or not occupied by a Tenant.  Seller shall have the right, at its option, to cause a representative of Seller to be present at all on-site inspections, reviews and examinations conducted hereunder.  Purchaser shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential.  Notwithstanding anything contained in this Agreement to the contrary, Purchaser’s indemnity obligations under this Section shall forever survive the Closing and delivery and recording of the Deed or the earlier termination of this Agreement.

(b)Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate; that numerous apartment complexes contain mold; water damage, fungi, bacteria and/or other biological growth or biological growth factors; and that the Properties may contain mold, water damage, fungi, bacteria, and/or other biological growth or biological growth factors which Purchaser may not discover during the Approval Period.  Purchaser agrees that in purchasing the Properties from the Seller, it is assuming the risk that the Properties may contain mold, water damage, fungi, bacteria, and/or other biological growth or biological growth factors even as a result of a patent or latent construction defect.

(c)Purchaser agrees to restore any damage to the Properties which may arise as a result of Purchaser’s inspection of the Properties.

(d)Purchaser shall not, directly or indirectly, cause any governmental agency, authority, department or employee to inspect any portion of the Properties.

(e)If at any time prior to the expiration of the Approval Period, Purchaser discovers or is advised of any fact or circumstance which would cause a representation or warranty of Seller to be untrue or misleading, or with the passage of time would become untrue or misleading, then Seller’s representation shall be deemed modified to the extent of Purchaser’s knowledge prior to the expiration of the Approval Period.

(f)In the event that Purchaser delivers a Diligence Notice stating that Purchaser elects to terminate this Agreement, then upon receipt of such Diligence Notice, the Earnest Money (less the Independent Consideration) on deposit with the Escrow Agent shall be released and delivered to Seller, unless the reason for such termination is as a result of a Material Title Defect or a Material Environmental Issue (both hereinafter defined), in which event the Earnest Money shall be returned to Purchaser, and this Agreement shall be deemed terminated, and except for those provisions that expressly survive the termination of this Agreement, neither party shall have any further obligation or liability hereunder. In the event that Purchaser delivers a Diligence Notice stating that Purchaser elects to proceed with this Agreement, then Purchaser shall no longer have the right to terminate this Agreement pursuant to this Section 17, the Earnest Money shall become fully nonrefundable (unless otherwise expressly stated herein) and it shall be conclusively presumed that Purchaser (i) has approved the Documents, any surveys obtained, and the condition of title and condition to the Properties, (ii) has acknowledged and agreed that Purchaser has been given adequate access to inspect the Properties, including the opportunity to conduct invasive testing to discover any patent or latent defects in or on the Properties, examine the books and records relating to the Properties; conduct interviews or take any other necessary steps to fully and adequately discover any and all latent or patent defects with the Properties, (iii) has acknowledged that it has the full and complete knowledge necessary to purchase the Properties, or has chosen not to obtain the full and complete knowledge, although provided with the opportunity by Seller, and (iv) has conducted, or had the opportunity to conduct, sufficient examination of the building, building envelope, building systems, building grounds, building components and surrounding conditions including but not limited to soils and the environmental condition of the Properties.  The failure of Purchaser to deliver the Diligence Notice to Seller by the expiration of the Approval Period shall be deemed to be the delivery of a Diligence Notice by Purchaser electing to terminate this Agreement. A “Material Environmental Issue” means (A) the presence on the Property of Hazardous Substances or Hazardous Materials and (B)(i) the presence of which substances or materials are such that the same will materially and adversely affect Purchaser’s ability to own and operate the Property as it is currently being operated as of the Effective Date or (ii) causes Freddie Mac, Fannie Mae, or a national lender to refuse to provide financing for the acquisition of the Property.  A “Material Title Defect” means an encumbrance or defect in legal title to the Property that (i) materially and adversely affects Purchaser’s ability to own and operate the Property as it is currently being operated as of the Effective Date or (ii) causes Freddie Mac, Fannie Mae, or a national lender to refuse to provide financing for the acquisition of the Property.

Purchaser’s Initials _CA_________

(g)On or before the expiration of the Approval Period, Purchaser may deliver written notice to Seller (the “Service Contracts Notice”) specifying any Service Contracts which Purchaser desires to terminate at the Closing (the “Terminated Contracts”); provided that (a) the effective date of such termination on or after Closing shall be subject to the express terms of such Terminated Contracts, (b) if any such Service Contract cannot by its terms be terminated at Closing, it shall be assumed by Purchaser and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty, fee or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees, penalties or premiums.  If Purchaser fails to deliver the Service Contracts Notice on or before the expiration of the Approvals Period, there shall be no Terminated Contracts and Purchaser shall assume all Service Contracts at the Closing.  If Purchaser delivers the Service Contracts Notice to Seller on or before the expiration of the Approval Period, then Seller shall deliver a vendor termination notices for each Terminated Contract informing the vendor(s) of the termination of such Terminated Contract as of the Closing Date (subject to any delay in the effectiveness of such termination pursuant to the express terms of each applicable Terminated Contract) (the “Vendor Terminations”).  Seller shall request its property manager to sign the Vendor Terminations prepared by Purchaser, and deliver them to all applicable vendors.  To the extent that any Service Contract to be assigned to Purchaser requires vendor consent, then, prior to the Closing, Seller shall obtain from each applicable vendor a consent (each a “Required Assignment Consent”) to such assignment.  The provisions of this Section shall survive the Closing.

18.SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)Any reference in this Agreement to Seller’s knowledge or to the best of Seller’s knowledge shall mean solely such actual (and not constructive or imputed) knowledge or notice that as has actually been received by Matt McGraner, who shall not have made, and who shall not have any duty to make, any inquiry of any kind with respect to such matters.  Any knowledge or notice given, had or received by any of Seller’s agents, servants or employees (other than notice actually given to Matt McGraner) shall not be construed or imputed to Seller or its constituent entities or their owners.  Matt McGraner shall have no personal liability to Purchaser or any other person or entity for any breach of any representation, warranty or covenant by Seller in this Agreement.  Matt McGraner is acting for and on behalf of Seller and in a capacity as a representative of Seller or one or more of Seller’s affiliates and is in no manner expressly or impliedly making any representations in an individual capacity.  Purchaser waives any right to sue or seek any personal judgment or claim against Matt McGraner.

(b)Except in all cases for (i) any fact, information or condition disclosed in the Documents, the Title Commitments, the Permitted Exceptions, any survey provided to or obtained by Purchaser, the Service Contracts, the Rent Roll, any environmental report provided to or obtained by Purchaser, or any other documents or materials provided by Seller to Purchaser prior to Closing, (ii) any matter disclosed in any exhibits or schedules to this Agreement (as updated from time to time pursuant to this Agreement), (iii) any matter disclosed by Purchaser’s diligence or inspection of the Property (including, without limitation, zoning reports, property condition reports, or similar third-party reports), or (iv) any fact, information or condition of which Purchaser otherwise has knowledge, and subject to the limitations set forth in subparagraph (a) above, Seller hereby makes the following representations, warranties and covenants, all of which are made to the best of Seller’s knowledge, as of the date of this Agreement (and shall be remade by Seller as of Closing):

(i)Seller has not received written notice of any pending litigation action, suit, condemnation, arbitration, administrative or judicial proceeding, or unsatisfied order or judgment, affecting title to the Properties or the transaction contemplated by this Agreement, except as may be set forth on Exhibit L attached hereto.

(ii)This Agreement has been, and each Closing Document shall have been as of Closing, been duly authorized and executed on behalf of each Seller and constitutes a valid and binding agreement, enforceable in accordance with its terms.  Each Seller has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in the State where the Housing Community that it owns is located.  Neither the execution and delivery by Seller of this Agreement or the Closing Documents, nor the consummation of the transaction contemplated hereby, will (x) conflict with, or result in any violation of, (i) the organizational documents of any Seller, (ii) any agreement, instrument or document to which any Seller is a party or to which any portion of the Property is subject or (iii) any law, regulation, governmental authorization, order, writ, judgement or decree or any provisions of any agreement or judicial order, in each case, to which any Seller is a party or to which any portion of the Property is subject or (y) result in the creation or imposition of any lien or encumbrance on any portion of the Property.  The person signing this Agreement on behalf of Seller is authorized to do so.

(iii)Seller does not have any employees on site at the Properties.

(iv)Attached hereto as Exhibit M is a list of all current Service Contracts (excepting the property management agreement which shall be terminated at Closing) entered into by Seller and/or its property manager or leasing agent relating to the management, maintenance, leasing or operation of the Properties.

(v)The Rent Roll attached hereto as Exhibit K is, and each rent roll hereafter delivered by Seller to Purchaser shall be, the rent roll maintained by Seller and relied on by Seller for internal administration and accounting purposes.  To Seller’s knowledge, there are no tenant delinquencies under any Leases, except as set forth in the Rent Roll.  Notwithstanding any provision of this Agreement to the contrary, Seller does not represent or warrant that any particular Lease will be in force or effect at any Closing or that the tenants under the Leases will have performed their obligations thereunder.

(vi)No Seller is a “foreign person” as defined in Section 1445 of the Code, and the regulations adopted thereunder. Each Seller shall deliver such documentation as required under Section 1445 of the Code to establish that such Seller is not subject to the withholding requirements of Section 1445 of the Code.

(vii)No Seller has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller’s assets or any portion of the Property, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Seller’s assets or any portion of the Property, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

(viii)Seller is not delinquent in the payment of any ad valorem property taxes that are currently due and payable with respect to the Property.

(ix)To Seller’s knowledge, Seller has not received any written notice from any governmental authority that Seller or the Property is in material violation of any applicable laws (other than Environmental Laws), rules or regulations.

(x)To Seller’s knowledge, except as set forth in any environmental report or assessment previously made available to or obtained by Purchaser, Seller has received no written notice from any governmental authority asserting any violation of Environmental Laws related to the Property which has not been cured or corrected as of the Effective Date.

(c)Seller hereby covenants that prior to the Closing:

(i)Seller shall operate, lease, insure, and manage the Properties (or to cause its property manager to do so) in at least the same manner that Seller (or its property manager, as the case may be) has heretofore operated, leased and managed the Properties (wear and tear, and casualty excepted).

(ii)Seller will not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned, permit any material structural modifications or additions to the Properties.

(iii)Seller will not remove any Personal Property, unless it is replaced by similar personal property of at least equal value.

(iv)Seller shall place apartment units that are now vacant or that become vacant into rent-ready condition on or before such Closing Date substantially in accordance with Seller’s current management standards for its apartment properties as though no sale of the Property were contemplated or, at Seller’s option, provide Purchaser a credit at such Closing equal to the Rent Ready Credit (as set forth in Schedule 2) per unit for the apartment units that are not in rent-ready condition on such Closing Date; provided, however, that with respect to apartment units vacated during the ten (10) day period ending on such Closing Date on which the applicable Housing Communities are sold, Seller shall have no obligation either to put such units into rent-ready condition or to give Purchaser a credit for the cost of doing so.

(v)Seller shall advise Purchaser promptly after Seller’s receipt of any written notice of litigation, arbitration proceeding or administrative hearing (including condemnation) before any governmental agency which materially and adversely affects the Property.  Seller shall deliver to Purchaser promptly after receipt thereof copies of any written notices received by any Seller of (i) violations or other written notices regarding material violations of applicable laws affecting the Property, or (ii) any material defaults under any Service Contract.

(vi)In the event that Purchaser’s proposed lender with respect to any Housing Community (“Purchaser’s Lender”) requires Purchaser to deliver (i) estoppels to any parties to any declaration, reciprocal easement agreement, Lease (other than a residential lease) or Service Contract (“Estoppels”) and/or (ii) subordination, nondisturbance and attornment agreements (“SNDAs”) in connection with Purchaser’s financing of the Property (or any portion thereof) or otherwise requests Purchaser to attempt to obtain same, Seller shall, at Purchaser’s cost and expense, deliver to the applicable third party each such requested Estoppel and/or SNDA (as applicable) prepared by Purchaser or Purchaser’s Lender and shall endeavor to obtain the return of an executed Estoppel and/or an SNDA (as applicable) in substantially the same form. In no event shall Purchaser’s receipt of any such requested Estoppels or SNDAs be a condition to Closing. In no event shall Seller be required to deliver requests for such Estoppels and/or SNDAs (as applicable) for any residential Leases.

d.

Purchaser’s right to make a claim against Seller for a breach of an indemnity (except for Seller’s indemnity for a brokerage commission), representation, warranty or covenant under this Agreement or the Exhibits attached hereto (“Claim”) shall expire on the Survival Date (as set forth in Schedule 2) and may not be asserted as to any matter as to which Purchaser had knowledge prior to Closing.   As to any Claim, Purchaser must: (i) notify Seller of the existence of the Claim in question prior to the Survival Date, which notification (“Claim Notice”) shall contain a reasonable description of the nature of the Claim or the facts, circumstances, conditions or events then known to Purchaser which give rise to the claim in question; and (ii) institute legal proceedings in a court of competent jurisdiction within thirty (30) days after delivery of the Claim Notice to Seller (“Judicial Proceedings Date”).  Any Claim for which a Claim Notice is not delivered by Purchaser to Seller on or prior to the Survival Date or for which legal proceedings are not instituted on or prior to the Judicial Proceedings Date, then such Claim shall be deemed to have been waived by Purchaser and rendered null and void and of no further force or effect.  Seller’s total liability in the aggregate for all Claims shall not exceed the Liability Cap (as set forth in Schedule 2).  Seller shall not be liable for any Claim(s) which in the aggregate do(es) not exceed the Liability Threshold (as set forth in Schedule 2).

19.PURCHASER’S REPRESENTATIONS AND WARRANTIES.

(a)If Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the state of its formation. Purchaser is authorized to transact business in the state in which the Properties a located. Purchaser has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement on behalf of Purchaser have been duly authorized to do so.

(b)This Agreement is, and all agreements, instruments and documents to be executed and delivered by Purchaser pursuant to this Agreement shall be, valid and legally binding upon Purchaser and enforceable in accordance with their respective terms.

(c)Performance of this Agreement will not result in any breach of, or constitute any default under, any agreement or other instrument to which Purchaser is a party or by which Purchaser might be bound.

(d)Neither the execution or delivery of, nor the performance under, this Agreement by Purchaser will (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Purchaser or the articles of incorporation, by-laws or other similar corporate and/or organizational and governing documents of Purchaser, or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Purchaser is a party or by which the Properties may be bound or affected.

(e)No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or state bankruptcy law is pending against or, to the best of Purchaser's knowledge, contemplated by Purchaser.

(f)There are no actions, suits, claims or other proceedings pending or, to the best of Purchaser's knowledge, contemplated or threatened against Purchaser that could affect Purchaser's ability to perform its obligations when and as required under the terms of this Agreement.

(g)Purchaser is not, and will not become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control, Department of the Treasury ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons list), or under any statute, executive order (including the September 24, 2002, Executive Order blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action and is not and will not engage in any dealing or transaction or be otherwise associated with such persons or entities.

20.COMPLIANCE WITH OFAC.

(a)To the best knowledge of Purchaser, without any duty to make diligent inquiry, Purchaser is in compliance with all laws, statutes, rules and regulations or any federal, state or local governmental authority in the United States of America applicable to Purchaser and all beneficial owners of Purchaser, including, without limitation, the requirements of Executive Order No. 13224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).  Purchaser agrees to make its policies, procedures and practices regarding compliance with the Orders available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.

(b)Neither Purchaser nor any beneficial owner of Purchaser:

(i)is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(ii)has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(iii)is owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or

(iv)shall transfer or permit the transfer of any interest in Purchaser or any beneficial owner in Purchaser to any person who is or whose beneficial owners are listed on the Lists.

If Purchaser obtains knowledge that Purchaser or any beneficial owner in Purchaser has become listed on the Lists or has been indicted, arraigned, or detained (in a custodial manner) on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller and in such event, Seller shall have the right to terminate this Contract without penalty or liability to Seller immediately upon delivery of written notice thereof to Purchaser.  In such event the Earnest Money shall be returned to Purchaser.

21.FURTHER NEGOTIATIONS.  For one (1) year following Closing, Purchaser shall comply with the Right to Offer described Schedule 2.  This Section 21 shall survive the Closing.

22.INTENTIONALLY DELETED.

23.ORGANIZATIONAL DOCUMENTS.  At least ten (10) days prior to the Closing Date, Purchaser and Seller will provide Escrow Agent with copies of their respective organizational documents as required by Escrow Agent.

24.TIME OF ESSENCE.  Time is of the essence of this Agreement.

25.NOTICES.  Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express or by facsimile (in the case of facsimile followed by delivering such notice using one of the other methods of delivery):

TO SELLER:	c/o Highland Capital Management, L.P. 300 Crescent Court, Suite 700 Dallas, Texas 75201 Attn: Matt R. McGraner Tel: (972) 419-6229 Fax: (972) 628-4147 Email: MMcGraner@hcmlp.com with a copy to:

Wick Phillips Gould & Martin, LLP

3131 McKinney Avenue, Suite 100

Dallas, TX  75204

Attn:  Chris Fuller

Tel: 214-740-4023

Email: cfuller@wickphillips.com

and

Attn:  D.C. Sauter

Tel: 214-740-4043

Email: dcsauter@wickphillips.com

TO PURCHASER:	c/o Bridge Acquisitions and Dispositions, LLC 111 E. Sego Lily Drive, Suite 400 Sandy, UT 84070 Attention: Colin Apple Telephone: 801-716-4552 Email: Collin.Apple@bridgeig.com with a copy to:

Ward | Molloy, P.C.

68 South Main Street, 8th Floor

Salt Lake City, Utah 84101

Attention: Curtis Ward

Phone: 801-258-9801

Email: cward@wardmolloy.com

Attention: Brynn Hill

Phone: 801-258-9803

Email: bhill@wardmolloy.com

subject to the right of either party to designate a different address for itself by notice similarly given.  Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or on the same day if sent by facsimile or personal delivery before the close of business, or the next day if sent by facsimile or personal delivery after the close of business.  Any such notice, demand or document not given, delivered or made by overnight courier, personal delivery or facsimile as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made.  Copies of all notices shall be served upon the Escrow Agent.

26.EXECUTION OF AGREEMENT.  The parties hereto will each execute one (1) original of this Agreement and forward such original to the Escrow Agent.  This Agreement may be executed in multiple counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement.   Each party (i) has agreed to permit the use, from time to time, of telecopied signatures in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its telecopied signature, (iii) is aware that the other will rely on the telecopied signature, and (iv) acknowledges such reliance and waives any defenses (other than fraud) to the enforcement of any document based on the fact that a signature was sent by telecopy.  As used herein, the term "telecopied signature" shall include any signature sent via facsimile or via email in portable document format (".pdf").

27.GOVERNING LAW.  The provisions of this Agreement shall be governed by the laws of the State of Texas without regard to conflicts of laws principles.

28.ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

29.COUNTERPARTS.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

30.CAPTIONS.  Section titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

31.NON-BUSINESS DAYS.  Whenever action must be taken (including the giving of notice of the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day.  As used herein, “business day” means any day other than a Saturday, Sunday or federal holiday.

32.SEVERABILITY.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

33.NO WAIVER.  No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance.  No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

34.ATTORNEYS’ FEES.  In the event either party commences legal proceedings against the other party pursuant to any right to do so under this Agreement, then the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

35.TAX DEFERRED EXCHANGE.  Purchaser and Seller may use the Properties in connection with a 1031 or 1033 tax deferred exchange (“Exchange”).  The parties agree to cooperate with each other and will execute such documents as may reasonably be required by each other in order to effectuate an Exchange, provided that no later than five (5) business days prior to the Closing Date, the party (“Exchange Party”) seeking to effectuate an Exchange, delivers to the other party (“Cooperating Party”) copies of all of the documents which the Cooperating Party is required to execute in order to effectuate an Exchange.  The Cooperating Party will not assume any liability or cost in connection with an Exchange and the Closing will not be delayed in order to effectuate an Exchange.  Either party’s inability to obtain any benefits for an Exchange under Sections 1031 or 1033 of I.R.C. will not relieve such party of any of its obligations under this Agreement.  The Exchange Party hereby agrees to indemnify, defend and hold the Cooperating Party harmless from any damages, costs or claims incurred by reason of the Exchange.  The provisions of this Section shall survive the Closing and delivery and recording of the Deed.

36.CONFIDENTIALITY.  Purchaser and Seller each hereby agree to keep the terms and conditions of this Agreement and any information obtained with reference to the Properties confidential, provided that the parties may reveal such information regarding the terms and provisions of this Agreement as may be necessary in their reasonable discretion to comply with the provisions of this Agreement or in the ordinary course of business.  Nothing in this Section 36, however, shall prohibit (a) the parties from making disclosures to their respective legal counsel, certified public accountants, professional advisors, current and prospective lenders and financial partners and investors, (b) the parties from making disclosures that are otherwise required as a matter of law (including, without limitation, any determination by Seller or any of its direct or indirect owners that such disclosure is made to comply with the freedom of information act or any public records act), or (c) the parties from making disclosures in connection with asserting or defending any action relating to the Properties or this Agreement.  This Section 36 shall survive the Closing and the delivery and recording of the Deed or earlier termination of this Agreement.

37.SURVIVAL OF INDEMNIFICATION.  Notwithstanding anything contained in this Agreement to the contrary, all of Purchaser’s indemnity obligations contained in this Agreement and the Exhibits attached hereto shall forever survive the Closing and the delivery and recording of the Deed or the earlier termination of this Agreement.

38.DRAFTING.  This Agreement shall not be construed more strictly against any party merely by virtue of the fact that the same has been prepared by such party or its counsel, it being recognized that each party hereto has contributed substantially and materially to the preparation of this Agreement, and that each party hereto acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other parties hereto in entering into this Agreement.

39.NO SURVIVAL.  Except as to those obligations which specifically survive the Closing, all of Seller’s other obligations hereunder shall merge with the Deed.

40.WAIVER OF JURY.  In the event of a dispute, the parties hereto waive a trial by jury.

41.FURTHER ASSURANCES.  Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement.  The provisions of this Section 41 shall survive the Closing.

42.JOINT AND SEVERAL LIABILITY.  Each Seller who is a party as a Seller to this Agreement (“Seller Party”) shall be jointly and severally liable for all of the obligations and liabilities of Seller (and each other Seller) under this Agreement.  Without limiting the generality of the foregoing, (i) each reference herein to Seller shall also be deemed to refer to each Seller Party, (ii) references in this Agreement to the phrase “received by Seller” (or words of similar import) shall mean received by any Seller Party, (iii) references in this Agreement to the phrase “given by Seller” (or words of similar import) shall mean given by any Seller Party, and (iv) references in this Agreement to the phrase “in the possession of Seller” (or words of similar import) shall mean the possession of any Seller Party. Each Seller Party hereby irrevocably appoints NexPoint Residential Operating Partnership, L.P., a Delaware limited partnership (the “Seller Agent”), to act as an agent for Seller (and for each Seller Party individually) in connection with all actions to be taken by Seller and/or a Seller Party in connection with this Agreement (including, without limitation, giving and receiving notices, granting or denying of consents, and accepting payments to be made to Seller under this Agreement).  Accordingly (and without limiting the generality of the foregoing), (i) if Purchaser pays any amounts in connection with this Agreement to the Seller Agent (including the Purchase Price, as adjusted in accordance with this Agreement), then the same shall be deemed duly paid to all Seller(s) (and thus to all of the Seller Parties) for all purposes of this Agreement; (ii) any consent, approval or other notice given by the Seller Agent to Purchaser shall be deemed to have been given by, and shall be binding on, all Sellers (and thus all of the Seller Parties) for all purposes of this Agreement, and Purchaser shall have the right to rely on any such consent, approval or other notice so given; (iii) any notice given by Purchaser to the Seller Agent shall be deemed to have been given to all Sellers (and thus all of the Seller Parties) for all purposes of this Agreement; and (iv) each Seller Party hereby irrevocably appoints the Seller Agent as the agent for the service of process on each of the Sellers (and thus all of the Seller Parties).  Notwithstanding the foregoing, Purchaser may insist that any action (such as the execution of a deed or other closing documents) that is required to be taken by Seller or any individual Seller Party pursuant to this Agreement actually be taken by Seller Agent (and thus all of the Seller Parties) or such individual Seller Party, as the case may be (rather than by the Seller Agent acting as agent therefor).  In the event more than one person and/or entity executes or becomes a party to this Agreement as Purchaser, including by assignment, each such person and/or entity which comprises Purchaser under this Agreement shall be jointly and severally liable for all of the obligations, covenants and liabilities and shall jointly exercise any rights or remedies available under this Agreement and any exhibit hereto.  The provisions of this Section 42 shall survive the Closing.

43.ABBINGTON WORK.  Seller shall use commercially reasonable efforts (i) to complete the Abbington Work (as set forth in Schedule 2), at its sole cost and expense, which cost shall not be capped by the Rent Ready Credit; provided, that if the Abbington Work is not completed by the Closing Date, Seller shall credit Purchaser for the reasonable cost of the incomplete Abbington Work at Closing, not to exceed the Abbington Work Cap (as set forth in Schedule 2).

44.EDGEWATER WORK.  On or before the Closing Date, Seller shall procure a business license for Edgewater at Sandy Springs and provide compliance documentation for code violation BL201900355.

SIGNATURE PAGES FOLLOW

IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date set forth above.

Executed by Purchaser on	PURCHASER:
June 25, 2019.
Bridge Acquisitions, Asset Management and Dispositions, LLC, A Utah limited liability company By: /s/ Colin Apple Name:Colin Apple Title: Managing Director

Executed by Seller on	SELLER:
June 25, 2019.	FRBH DUCK CREEK, LLC, a Delaware limited liability company

By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized Signatory
NXRTBH HEATHERSTONE, LLC, a Delaware limited liability company
By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized Signatory

FRBH ABBINGTON, LLC, a Delaware limited liability company
By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized Signatory

FRBH EDGEWATER OWNER, LLC, a Delaware limited liability company
By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized Signatory

FRBH DANA POINT, LLC, a Delaware limited liability company
By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized Signatory

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent shall hold the Earnest Money required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of this Agreement.

NEXVANTAGE TITLE SERVICES

Date executed by Escrow Agent _6-26-19_______________________	By: /s/ Jeff Justema Name: Jeff Justema Title: VP

Schedule 1

Purchase Price

Two Hundred Eighty Nine Million Eight Hundred Seventy Five and No/100 Dollars ($289,875,000.00)

Schedule 1(a)

Purchase Price Allocations

Pointe at Foothills	$85,400,000
Duck Creek	$29,500,000
Abbington Heights	$28,050,000
The Ashlar	$29,400,000
Heatherstone	$16,275,000
Edgewater	$101,250,000

Schedule 2

Defined Terms

Earnest Money:	Nine Million and No/100 Dollars ($9,000,000.00) (Section 2)
Seller’s Closing Costs:

(i) Seller’s attorneys’ fees, (ii) the fee owed to Broker, (iii) the cost of each title policy in an amount up to the Allocated Purchase Price for each Property, (iv) one-half (½) of any escrow fees (unrelated to any Purchaser financing) pertaining to the sale of the Properties, and (v) transfer taxes or documentary stamps to be paid with reference to the recording of the Deeds (Section 5)

At Closing, Seller will provide Purchaser with a credit in the amount of One Hundred Fifteen Thousand and No/100 Dollars ($115,000.00) in consideration of Purchaser’s agreement to extend the Closing Date to August 30, 2019.

Purchaser’s Closing Costs:

(i) Purchaser’s attorneys’ fees, (ii) one-half (½) of any escrow fees pertaining to the sale of the Properties, (iii) the cost of any endorsements and extended coverage to the title policy for the Properties, (iv) any and all recording fees (except as set forth above), (v) any and all costs related to any financing that may be obtained by Purchaser in connection with its acquisition of the Properties, (vi) any costs and fees related to ordering any update of the existing survey(s) for the Properties, and (vii) all costs of Purchaser’s due diligence in connection with the transaction contemplated hereby (Section 5)

Materiality Threshold:	Five percent (5.0%) of the Allocated Purchase Price of any Housing Community (Section 6)
Approval Period:	July 3, 2019 (Section 17)
Closing Date:	September 3, 2019 with respect to the Abbington Housing Community, and with respect to all other Housing Communities, August 30, 2019 (Section 8)
Cost Cap:	One Hundred Eighty Seven Thousand Five Hundred and No/100 Dollars ($187,500.00)
Survival Date:	One hundred twenty (120) days after the Closing
Liability Cap:	One and 4/10 percent (1.4%) of the Purchase Price
Liability Threshold:	Twenty-Five Thousand and No/100 Dollars ($25,000.00)

Rent Ready Credit:	Seven Hundred Fifty and no/100 Dollars ($750.00) (Section 18)
Abbington Work:

Unit 102: Repair fire damage as set forth in the Contract attached hereto as Schedule 3.

Unit 123: Complete plumbing work as set forth in the Contract attached hereto as Schedule 3.

Unit 168: Complete plumbing work as set forth in the Contract attached hereto as Schedule 3.

Abbington Work Cap:	$54,434.00

Right to Offer:

If, during the one (1) year period following the Closing Date of this Agreement, Purchaser, in its sole and absolute discretion, determines that it will endeavor to sell any portion of the Property to an unrelated third party, then Purchaser shall so notify Seller in writing.  Seller shall have ten (10) days after the date of receipt of Purchaser’s notice (the “Offer Period”) within which to present a Letter of Intent (“LOI”) to Purchaser describing the terms and conditions upon which Seller desires to purchase the Property (the “Offer”).  If Seller fails to deliver the Offer to Purchaser within the Offer Period, then Seller's rights hereunder shall terminate, and Purchaser shall be free to sell the Property upon terms and conditions, and to such purchaser, as determined by Purchaser in its sole and absolute discretion.   If Seller delivers the Offer within the Offer Period, Purchaser may accept or reject Seller’s offer for any reason or no reason at all, and is under no obligation to make a counterproposal.  If Purchaser accepts the Offer, then for a period of fifteen (15) days thereafter, Seller and Purchaser shall exclusively negotiate a proposed purchase and sale agreement.  If the parties do not finalize a purchase and sale agreement within the 15-day negotiation period, then Purchaser is under no further obligation to continue such negotiations with Seller and shall be free to sell the Property to any third party at its sole discretion.  The terms and conditions of this paragraph, and the rights and obligations of Purchaser and Seller hereunder shall expire and terminate one (1) year after the Closing Date and shall be of no further force or effect.  Notwithstanding the foregoing or anything to the contrary herein, in no event Seller shall have any offer rights with respect to (a) any transfer of the Property by Purchaser to any parent, subsidiary or affiliate of Purchaser, (b) any transfer of membership interest in Purchaser or transfers to any entity into which or with which Purchaser is merged or consolidated; (c) any transfers by Purchaser which are deemed or considered transfers by operation of law, liquidation or consolidation, (d) any transfer by Purchaser to a lender or designee of a lender as security for a loan, or in a foreclosure (or to any other third party in a foreclosure sale or auction), by a deed in lieu of foreclosure, or similar transaction, (e) any grants of easements, leases, licenses, or transfers not in fee, and (f) any other financing transactions of any nature no matter the structure, including financing arrangements which include lender acquisition rights.   The terms and conditions of this paragraph are personal to Seller and shall become null and void upon any attempted transfer or assignment.    In no event shall any broker be entitled to a commission in the event of a subsequent sale of the Property to Seller.  The terms and conditions of this paragraph are confidential and shall become null and void if Seller shall record this paragraph, or any of the terms herein, or any memorandum or other evidence hereof.

Schedule 3

Abbington Work

EXHIBITS

A	-	Legal
B	-	Personal Property
C	-	Deed
D	-	Bill of Sale
E	-	Assignment and Assumption of Service Contracts
F	-	Assignment and Assumption of Leases and Security Deposits
G	-	Notice to Tenants
H	-	Non-Foreign Affidavit
I	-	Assignment of Intangible Property
J	-	Assignment of Guaranties, Warranties, Permits, Licenses and Approvals
K	-	Rent Roll
L	-	Litigation
M	-	Service Contracts

Table of Contents

Page

1.	PURCHASE AND SALE2
2.	PURCHASE PRICE5
3.	TITLE COMMITMENT AND SURVEY5
4.	CONDITION OF TITLE/CONVEYANCE7
5.	PAYMENT OF CLOSING COSTS7
6.	DAMAGE, CASUALTY AND CONDEMNATION7
7.	AS-IS CONDITION8
8.	CLOSING11
9.	CLOSING DOCUMENTS14
10.	SELLER’S RIGHT TO CURE15
11.	DEFAULT BY PURCHASER15
12.	SELLER’S DEFAULT16
13.	PRORATIONS AND DELINQUENT RENTS16
14.	RECORDING18
15.	ASSIGNMENT18
16.	BROKER.18
17.	DOCUMENTS, INSPECTION OF PROPERTY AND APPROVAL PERIOD18
18.	SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS22
19.	PURCHASER’S REPRESENTATIONS, WARRANTIES AND COVENANTS26
20.	COMPLIANCE WITH OFAC26
21.	ORGANIZATIONAL DOCUMENTS27
22.	TIME OF ESSENCE27
23.	NOTICES27
24.	EXECUTION OF AGREEMENT AND ESCROW AGREEMENT29
25.	GOVERNING LAW29
26.	ENTIRE AGREEMENT29
27.	COUNTERPARTS29
28.	CAPTIONS29
29.	NON-BUSINESS DAYS29
30.	SEVERABILITY29

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Table of Contents

(continued)

Page

31.	NO WAIVER29
32.	ATTORNEYS’ FEES30
33.	TAX DEFERRED EXCHANGE30
34.	CONFIDENTIALITY30
35.	SURVIVAL OF INDEMNIFICATION30
36.	MISCELLANEOUS PROVISIONS30
37.	RIGHT TO CONTINUE TO MARKET31
38.	JOINT AND SEVERAL LIABILITY OF PURCHASER31

-ii-

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 28th day of June, 2019, by and between NXRTBH FOOTHILL, LLC, a Delaware limited liability company, FRBH DANA POINT, LLC, a Delaware limited liability company, FRBH DUCK CREEK, LLC, a Delaware limited liability company, FRBH ABBINGTON, LLC, a Delaware limited liability company, NXRTBH HEATHERSTONE, LLC, a Delaware limited liability company, and FRBH EDGEWATER OWNER, LLC, a Delaware limited liability company (collectively, “Seller”), and BRIDGE ACQUISITIONS, ASSET MANAGEMENT AND DISPOSITIONS, LLC, a Utah limited liability company (“Purchaser”).

R E C I T A L S:

A.Seller and Purchaser are parties to that Purchase and Sale Agreement dated as of June 25, 2019 (the “Agreement”) for the purchase and sale of the properties described therein.

B.Purchaser and Seller desire to modify the terms of the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Incorporation of Recitals; Definitions.  The foregoing recitals are incorporated herein.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

2.Title Period.  Notwithstanding anything to the contrary contained in the Agreement, Seller and Purchaser agree that the Title Review Period shall expire at 5 p.m. Mountain Time on July 3, 2019 and the Approval Period with respect to a Material Title Defect shall expire at 5 p.m. Mountain Time on July 8, 2019.

3.No Further Amendment.  Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.  To the extent of any inconsistency between the terms and provisions of this Amendment and the Agreement, the terms and provisions of this Amendment shall control.

4.Miscellaneous.  This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument.  Each party has the right to rely upon a facsimile or e-mail counterpart of this Amendment signed by the other party to the same extent as if such party received an original counterpart.  This Amendment shall extend to, be binding upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, permitted assigns and beneficiaries of the parties hereto.

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[Signatures on Next Page]

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date set forth above.

SELLER:

FRBH DUCK CREEK, LLC, a Delaware limited liability company
By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized
NXRTBH HEATHERSTONE, LLC, a Delaware limited liability company
By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized Signatory
FRBH ABBINGTON, LLC, a Delaware limited liability company By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized
FRBH EDGEWATER OWNER, LLC, a Delaware limited liability company By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized
FRBH DANA POINT, LLC, a Delaware limited liability company By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized

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PURCHASER:

BRIDGE ACQUISITIONS, ASSET MANAGEMENT AND

DISPOSITIONS, LLC,

a Utah limited liability company

By: /s/ Colin Apple

Name: Colin Apple____________________
Its: _Managing Director________________

-iv-

SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This SECONDAMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 3rd day of July, 2019, by and between NXRTBH FOOTHILL, LLC, a Delaware limited liability company, FRBH DANA POINT, LLC, a Delaware limited liability company, FRBH DUCK CREEK, LLC, a Delaware limited liability company, FRBH ABBINGTON, LLC, a Delaware limited liability company, NXRTBH HEATHERSTONE, LLC, a Delaware limited liability company, and FRBH EDGEWATER OWNER, LLC, a Delaware limited liability company (collectively, “Seller”), and BRIDGE ACQUISITIONS, ASSET MANAGEMENT AND DISPOSITIONS, LLC, a Utah limited liability company (“Purchaser”).

R E C I T A L S:

A.Seller and Purchaser are parties to that Purchase and Sale Agreement dated as of June 25, 2019, as amended by that certain First Amendment to Purchase and Sale Agreement dated June 28, 2019 (collectively, the “Agreement”) for the purchase and sale of the properties described therein.

B.Purchaser and Seller desire to modify the terms of the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Incorporation of Recitals; Definitions.  The foregoing recitals are incorporated herein.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

2.Title Period.  Notwithstanding anything to the contrary contained in the Agreement, Seller and Purchaser agree that the Title Review Period shall expire at 5 p.m. Mountain Time on July 9, 2019 and the Approval Period with respect to a Material Title Defect shall expire at 5 p.m. Mountain Time on July 11, 2019.

3.No Further Amendment.  Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.  To the extent of any inconsistency between the terms and provisions of this Amendment and the Agreement, the terms and provisions of this Amendment shall control.

4.Miscellaneous.  This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument.  Each party has the right to rely upon a facsimile or e-mail counterpart of this Amendment signed by the other party to the same extent as if such party received an original counterpart.  This Amendment shall extend to, be binding upon and inure to the benefit of the respective heirs,

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devisees, legal representatives, successors, permitted assigns and beneficiaries of the parties hereto.

[Signatures on Next Page]

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IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date set forth above.

SELLER:

FRBH DUCK CREEK, LLC, a Delaware limited liability company
By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized
NXRTBH HEATHERSTONE, LLC, a Delaware limited liability company
By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized Signatory
FRBH ABBINGTON, LLC, a Delaware limited liability company By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized
FRBH EDGEWATER OWNER, LLC, a Delaware limited liability company By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized
FRBH DANA POINT, LLC, a Delaware limited liability company By: /s/ Matt McGraner Name:Matt McGraner Title:Authorized

-iii-

PURCHASER:

BRIDGE ACQUISITIONS, ASSET MANAGEMENT AND

DISPOSITIONS, LLC,

a Utah limited liability company

By: /s/ Colin Apple

Name: Colin Apple____________________
Its: Managing Director__________________

-iv-

THIRD AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 24th day of July, 2019, by and between NXRTBH FOOTHILL, LLC, a Delaware limited liability company, NXRTBH DANA POINT, LLC, a Delaware limited liability company, FRBH DUCK CREEK, LLC, a Delaware limited liability company, NXRT ABBINGTON, LLC, a Delaware limited liability company, NXRTBH HEATHERSTONE, LLC, a Delaware limited liability company, and FRBH EDGEWATER OWNER, LLC, a Delaware limited liability company (collectively, “Seller”), and BRIDGE ACQUISITIONS, ASSET MANAGEMENT AND DISPOSITIONS, LLC, a Utah limited liability company (“Purchaser”).

R E C I T A L S:

A.Seller and Purchaser are parties to that Purchase and Sale Agreement dated as of June 25, 2019, as amended by that certain First Amendment to Purchase and Sale Agreement dated June 28, 2019, and as further amended by that certain Second Amendment to Purchase and Sale Agreement dated July 3, 2019 (collectively, the “Agreement”) for the purchase and sale of the properties described therein.

B.Purchaser and Seller desire to modify the terms of the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Incorporation of Recitals; Definitions.  The foregoing recitals are incorporated herein.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

2.Closing Date.  Notwithstanding anything to the contrary contained in the Agreement, the Closing Date with respect to all Housing Communities, except for the Abbington Housing Community, shall be revised to August 27, 2019.  The Closing Date with respect to the Abbington Housing Community shall remain on September 3, 2019.

3.No Further Amendment.  Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.  To the extent of any inconsistency between the terms and provisions of this Amendment and the Agreement, the terms and provisions of this Amendment shall control.

4.Miscellaneous.  This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument.  Each party has the right to rely upon a facsimile or e-mail counterpart of this Amendment signed by the other party to the same extent as if such party received an original counterpart.  This Amendment shall extend to, be binding upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, permitted assigns and beneficiaries of the parties hereto.

[Signatures on Next Page]

-i-

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date set forth above.

SELLER:

FRBH DUCK CREEK, LLC,

a Delaware limited liability company

By: /s/ Matt McGraner

Name: Matt McGraner

Title: Authorized Signatory

NXRTBH HEATHERSTONE, LLC,

a Delaware limited liability company

By: /s/ Matt McGraner

Name: Matt McGraner

Title: Authorized Signatory

NXRT ABBINGTON, LLC,

a Delaware limited liability company

By: /s/ Matt McGraner

Name: Matt McGraner

Title: Authorized Signatory

FRBH EDGEWATER OWNER, LLC,

a Delaware limited liability company

By: /s/ Matt McGraner

Name: Matt McGraner

Title: Authorized Signatory

NXRTBH DANA POINT, LLC,

a Delaware limited liability company

By: /s/ Matt McGraner

Name: Matt McGraner

Title: Authorized Signatory

-ii-

PURCHASER:

BRIDGE ACQUISITIONS, ASSET MANAGEMENT AND

DISPOSITIONS, LLC,

a Utah limited liability company

By: /s/ Colin Apple

Name: Colin Apple____________________
Its: Managing Director_________________________________

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fourth AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of the 30th day of July, 2019, by and between NXRTBH FOOTHILL, LLC, a Delaware limited liability company, NXRTBH DANA POINT, LLC, a Delaware limited liability company, FRBH DUCK CREEK, LLC, a Delaware limited liability company, NXRT ABBINGTON, LLC, a Delaware limited liability company, NXRTBH HEATHERSTONE, LLC, a Delaware limited liability company, and FRBH EDGEWATER OWNER, LLC, a Delaware limited liability company (collectively, “Seller”), and BRIDGE ACQUISITIONS, ASSET MANAGEMENT AND DISPOSITIONS, LLC, a Utah limited liability company (“Purchaser”).

R E C I T A L S:

A.Seller and Purchaser are parties to that Purchase and Sale Agreement dated as of June 25, 2019, as amended by that certain First Amendment to Purchase and Sale Agreement dated June 28, 2019, as further amended by that certain Second Amendment to Purchase and Sale Agreement dated July 3, 2019, and as further amended by that certain Third Amendment to Purchase and Sale Agreement dated July 24, 2019 (collectively, the “Agreement”) for the purchase and sale of the properties described therein.

B.Purchaser and Seller desire to modify the terms of the Agreement pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Incorporation of Recitals; Definitions.  The foregoing recitals are incorporated herein.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

2.Closing Date.  Notwithstanding anything to the contrary contained in the Agreement, the Closing Date with respect to the Abbington Housing Community shall be revised to August 30, 2019.

3.No Further Amendment.  Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.  To the extent of any inconsistency between the terms and provisions of this Amendment and the Agreement, the terms and provisions of this Amendment shall control.

4.Miscellaneous.  This Amendment may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument.  Each party has the right to rely upon a facsimile or e-mail counterpart of this Amendment signed by the other party to the same extent as if such party received an original counterpart.  This Amendment shall extend to, be binding upon and inure to the benefit of the respective heirs, devisees, legal representatives, successors, permitted assigns and beneficiaries of the parties hereto.

[Signatures on Next Page]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date set forth above.

SELLER:

FRBH DUCK CREEK, LLC,

a Delaware limited liability company

By: ____/s/ Matt McGraner______

Name: Matt McGraner

Title: Authorized Signatory

NXRTBH HEATHERSTONE, LLC,

a Delaware limited liability company

By: ____/s/ Matt McGraner______

Name: Matt McGraner

Title: Authorized Signatory

NXRT ABBINGTON, LLC,

a Delaware limited liability company

By: ____/s/ Matt McGraner______

Name: Matt McGraner

Title: Authorized Signatory

FRBH EDGEWATER OWNER, LLC,

a Delaware limited liability company

By: ____/s/ Matt McGraner______

Name: Matt McGraner

Title: Authorized Signatory

NXRTBH DANA POINT, LLC,

a Delaware limited liability company

By: ____/s/ Matt McGraner______

Name: Matt McGraner

Title: Authorized Signatory

PURCHASER:

BRIDGE ACQUISITIONS, ASSET MANAGEMENT AND

DISPOSITIONS, LLC,

a Utah limited liability company

By:/s/ Colin Apple

Name: Colin Apple

Its: Managing Director

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